UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 13, 2024

PERASO INC.
(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 13, 2024, Peraso Inc. (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) that, as of September 30, 2024, its stockholders’ equity was below Nasdaq’s $2.5 million minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). In the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “10-Q”), the Company reported stockholders’ equity as of September 30, 2024 of approximately $2,026,000.

As previously disclosed by the Company in its Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 5, 2024, the Company entered into inducement offer letter agreements (the “Inducement Letters”) with certain holders (the “Holders”) of existing Series B warrants (the “Existing Warrants”) to purchase up to an aggregate of 2,246,030 shares of the Company’s common stock, having an original exercise price of $2.25 per share, issued to the Holders on February 8, 2024. Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants at a reduced exercise price of $1.30 per share in consideration for the Company’s agreement to issue in a private placement new Series C common stock purchase warrants to purchase an aggregate of 2,246,030 shares of common stock and new Series D common stock purchase warrants to purchase an aggregate of 2,246,030 shares of common stock (the “Warrant Inducement Offering”).

As previously disclosed by the Company in the 10-Q, as a result of the Company’s receipt of net proceeds of approximately $2.6 million from the Warrant Inducement Offering, the Company’s stockholders’ equity is now in excess of $2.5 million. Accordingly, as of the date of this report, the Company believes that it has regained compliance with the Stockholders’ Equity Requirement as a result of the Warrant Inducement Offering. Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Requirement, and, if at the time of its next periodic report the Company does not evidence compliance with the Stockholders’ Equity Requirement, the Company may be subject to delisting by Nasdaq.

Cautionary Note Regarding Forward-Looking Statements

This Report contains statements that are forward-looking and as such are not historical facts. This includes statements regarding the Company’s future intention to maintain compliance with the minimum stockholders’ equity requirement and similar expectations, beliefs, plans, objectives, assumptions or projections of the Company and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “might,” “possible,” “potential,” “predicts,” “may,” “would,” “could,” “will” or “should” or, in each case, their negative or other variations or comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based on management’s expectations, beliefs and forecasts concerning future events impacting the Company. One should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s latest Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q for the periods ended March 31, 2024, June 30, 2024 and September 30, 2024, and other documents filed by the Company from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: November 18, 2024	By:	/s/ James Sullivan
James Sullivan
Chief Financial Officer

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